UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2018

ELRAY RESOURCES, INC.
(Exact name of Company as specified in its charter)

Nevada	000-52727	98-0526438
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)

Phone: (917) 775-9689

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Company's Certifying Accountant.

(a) On August 10, 2018, Elray Resources. (the “Company”) accepted the resignation of GBH CPAs, PC (“GBH”) as its independent registered public accountants. This change occurred in connection with GBH resigning as a result of GBH combining its practice with Marcum effective July 1, 2018.

Pursuant to applicable rules, the Company makes the following additional disclosures:

(b) GBH’s reports on the consolidated financial statements of the Company as at and for the fiscal years ended December 31, 2017 and 2016 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained explanatory paragraphs in respect to uncertainty as to the Company’s ability to continue as a going concern.

(c) During the fiscal years ended December 31, 2017 and 2016 and the subsequent period through August 10, 2018, there were no disagreements, (as defined in Item 304 (a) (1) (iv) of Regulation S-K and related instructions) with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to GBH's satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the fiscal years ended December 31, 2017 and 2016 and the subsequent period through August 10, 2018, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided GBH with a copy of the foregoing disclosure and requested that it furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this report. A copy of such letter, dated August 10, 2018, is filed as Exhibit 16.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of GBH CPAs, PC, dated August 10, 2018, addressed to the United States Securities and Exchange Commission

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELRAY RESOURCES, INC.

Date: August 10, 2018	By:	/s/ Anthony Goodman
Anthony Goodman, President

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